EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 10, 2002 relating to the SAP America, Inc. 401(k) Plan financial statements included in this Form 11-K, into SAP AG’s previously filed Registration Statement on Form S-8 No. 333-41762.

/s/ Arthur Andersen LLP
Arthur Andersen LLP

Philadelphia, Pennsylvania
May 15, 2002